Exhibit 23.5


                      CONSENT OF DANIELSON ASSOCIATES INC.
                      ------------------------------------

         We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of National Penn Bancshares, Inc. ("National Penn") relating to the registration of shares of National Penn common stock to be issued in connection with the proposed acquisition of FirstService Bank. We also consent to the inclusion of our opinion letters dated September 24, 2002 and December __, 2002 as an Annex to the Proxy Statement-Prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the Proxy Statement-Prospectus.

                                                     DANIELSON ASSOCIATES INC.



                                                     By: /s/ Arnold G. Danielson
                                                         -----------------------
                                                         Arnold G. Danielson
                                                         Chairman

Date:  December 6, 2002